UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2019

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Shore Bancshares, Inc. (the “Company”) held on April 24, 2019 (the “Annual Meeting”), the Company’s stockholders voted on: (i) the election of three director nominees (Proposal 1), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2019 (Proposal 2); and (iii) the adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. Each of the proposals is described in further detail in the Company’s Definitive Proxy Statement. Other than the three proposals addressed below and described in the Company’s Definitive Proxy Statement, no other proposal was submitted at the Annual Meeting for stockholder action. Each of the three proposals that were voted on at the Annual Meeting were approved by the Company’s stockholders. The results of the votes are set forth below:

Proposal 1 - To elect three Class I directors to serve for a three-year term ending at the 2022 Annual Meeting of Stockholders.

Class I Directors
	For	Against	Abstain	Broker Non-Votes
Frank E. Mason, III	8,453,409	795,833	6,224	1,840,794
Jeffrey E. Thompson	8,376,768	872,474	6,224	1,840,794
John H. Wilson	8,451,431	797,552	6,483	1,840,794

Proposal 2 - To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for fiscal year 2019.

For	Against	Abstain	Broker Non-Votes
11,075,003	9,630	11,627	-

Proposal 3 - To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
7,790,028	1,318,104	147,334	1,840,794

Item 7.01	Regulation FD Disclosure

On April 24, 2019, the Company, the holding company of Shore United Bank, issued a press release announcing the approval of a new stock repurchase program, as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

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Item 8.01.	Other Events.

On April 24, 2019, The Company announced that it had received a non-objection letter from the Federal Reserve Bank of Richmond to allow the Board to authorize management to repurchase its common stock. Under the new repurchase program, management is authorized to repurchase up to $10.0 million, or approximately 5%, of the 12.8 million outstanding shares of the Company’s common stock. The program may be limited or terminated at any time without prior notice. The program will expire on December 31, 2020.

Under the stock repurchase program, shares of common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Repurchases may be conducted, suspended, or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other considerations as may be considered in the Company’s sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 24, 2019	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 24, 2019.

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